Exhibit 32.1

       Certification by the Chief Executive Officer Pursuant to 18. U.S.C.
                Section 1350 As Adopted Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002


The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-Q filed by Four Oaks Fincorp, Inc. (the "Issuer") for the quarter ended March 31, 2009 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

                                         FOUR OAKS FINCORP, INC.


Date: May 11, 2009                       By:   /s/ Ayden R. Lee, Jr.
                                               ---------------------------------
                                               Ayden R. Lee, Jr.
                                               Chairman, President and
                                               Chief Executive Officer




This Certification is being furnished solely to accompany this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed "filed" by the Issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Issuer under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.